Exhibit 99

MEREDITH CORPORATION DELIVERS STRONG FISCAL 2016 THIRD QUARTER RESULTS

Earnings Per Share Increase 30 Percent (before special items) on 8 Percent Ad Revenue Growth

DES MOINES, IA (April 28, 2016) - Meredith Corporation (NYSE:MDP; www.meredith.com) - the leading media and marketing company with local television brands in large, fast-growing markets and national brands serving 100 million American women - today reported strong fiscal 2016 third quarter results:

•	Earnings per share were $1.79, compared to $0.56 in the prior-year period.

•	Excluding special items in both periods, earnings per share increased 30 percent to $0.92, compared to $0.71 in the prior-year period.

•
Fiscal 2016 third-quarter special items were related primarily to $60 million received from the termination of Meredith’s merger agreement with Media General, Inc. (See Tables 1-4 for supplemental disclosures regarding non-GAAP financial measures.)

•	Total Company revenues increased 6 percent to $423 million.

“We delivered an exceptionally strong quarter - generating total advertising growth of 8 percent - as both our local and national business units performed well,” said Meredith Chairman and CEO Stephen M. Lacy. “We grew total company revenues 6 percent - and combined with diligent expense management - meaningfully increased our operating profit margin. Additionally, we continued to return significant cash to our shareholders, raising our dividend over 8 percent to $1.98 per share on an annualized basis, further bolstering our commitment to Total Shareholder Return and our strong investment thesis.”

Looking closer at Meredith’s fiscal 2016 third quarter compared to the prior-year period, excluding special items:

•
Local Media Group operating profit grew nearly 45 percent and revenues increased 15 percent, both setting records for a fiscal third quarter. EBITDA margin increased to 39 percent. Growth was driven by a 10 percent increase in advertising revenues - boosted by strong political advertising in early primary states - and higher retransmission consent fees.

•
National Media Group operating profit grew 14 percent, as revenues and operating profit margin both increased. Performance was driven by 7 percent growth in advertising revenues, led by the prescription drug, food and beauty categories. Circulation revenues also increased.

•
Total Company digital advertising revenues grew 11 percent to a fiscal third-quarter record. Performance was driven primarily by the Better Homes and Gardens, Parents and Allrecipes brands in the National Media Group, and higher advertising rates in the Local Media Group.

For the first nine months of fiscal 2016, earnings per share were $2.74, compared to $2.08 in the prior year. Excluding special items in both periods, earnings per share were $2.24, compared to $2.36 in the prior year. As expected in an off-election year, Meredith recorded $34 million, or $0.46 per share, less of high-margin, incremental political advertising revenues in the first nine months of fiscal 2016 than in the prior-year period. Total revenues grew 4 percent to $1.2 billion.

OPERATING GROUP DETAIL

LOCAL MEDIA GROUP

Meredith’s Local Media Group includes 17 owned or operated television stations reaching 11 percent of U.S. households. Meredith’s portfolio is concentrated in large, fast-growing markets, including seven stations in the nation’s Top 25 and 13 in Top 50 markets. Meredith’s stations produce over 650 hours of local news and entertainment content each week. Meredith expects to continue to grow its Local Media Group organically and through strategic acquisitions.

Fiscal 2016 third quarter Local Media Group operating profit grew 47 percent to $46 million from $31 million in the prior-year period ($32 million excluding special items). Total Local Media Group revenues increased 15 percent to $141 million. (See Tables 1-4 for supplemental disclosures regarding non-GAAP financial measures.)

Looking more closely at fiscal 2016 third-quarter performance compared to the prior year:

•	Total advertising revenues increased 10 percent.

•	Non-political advertising revenues grew 4 percent to $91 million. Results were led by growth in the automotive, gaming and entertainment categories.

•	Political advertising revenues were $6 million. In particular, Meredith stations generated significant revenues from presidential primaries in Missouri, Nevada and South Carolina.

•	Digital advertising revenues grew more than 15 percent as a series of growth strategies continue to drive higher advertising rates across the group’s digital businesses.

•
Other revenues and operating expenses increased, due primarily to growth in retransmission revenues from cable and satellite television operators and higher programming fees paid to affiliated networks.

Meredith continued to demonstrate its strong connection with viewers during the February ratings period, as eight of its stations ranked No. 1 or No. 2 in morning news, and nine stations were No. 1 or No. 2 in late news.

“We delivered an excellent third quarter, growing non-political advertising and delivering strong political advertising, as well as benefitting from growth in net retransmission contribution,” said Meredith Local Media Group President Paul Karpowicz. “Looking to the balance of calendar 2016, we expect to deliver significant revenues from the strong political advertising environment and our recent retransmission agreements.”

For the first nine-months of fiscal 2016, Local Media Group operating profit was $116 million, compared to $123 million in the prior-year period. Excluding special items in both periods, operating profit was $115 million, compared to $129 million. As expected in an off-election year, Meredith recorded $34 million less of high-margin, incremental political advertising revenues in the first nine months of fiscal 2016 than in the prior-year period. Total Local Media Group revenues were $407 million, compared to $404 million in the prior-year period.

NATIONAL MEDIA GROUP

Meredith’s National Media Group reaches 100 million unduplicated American women, and nearly 75 percent of U.S. millennial women. Meredith is a leader in creating content across media platforms and life stages in key consumer interest areas such as food, home, parenthood and health. It also features robust brand licensing activities and innovative business-to-business marketing services. Meredith expects to continue to grow its National Media Group organically and through strategic acquisitions.

Fiscal 2016 third quarter National Media Group operating profit was $35 million, compared to $23 million in the prior-year period. Excluding special items, operating profit grew 14 percent to $38 million. Revenues increased to $282 million from $275 million. (See Tables 1-4 for supplemental disclosures regarding non-GAAP financial measures.)

Looking more closely at fiscal 2016 third-quarter performance compared to the prior year:

•	Total advertising revenues grew 7 percent to $126 million, led by growth at the Shape, Allrecipes and EatingWell brands. The prescription drug, food and beauty categories were particularly strong.

•	Digital advertising revenues grew 10 percent, led by the Better Homes and Gardens, Parents and Allrecipes brands.

•
Circulation revenues increased to $97 million, reflecting the ongoing strength of Meredith’s 30 million subscriber base. Meredith continues to invest in strategies to increase contribution from circulation activities, including expanding the number of subscriptions that renew automatically.

Meredith’s consumer engagement remains very strong. According to the latest Magazine Media 360 Brand Audience Report, Allrecipes and Better Homes and Gardens rank among the Top Five brands in total audience size. Fit Pregnancy & Baby, EatingWell and Siempre Mujer are among the 10 fastest-growing brands in audience size.

“We’re pleased to have delivered growth in both advertising and circulation revenues, reflecting the ongoing appeal of our brands to both Baby Boom and Millennial women,” said Meredith National Media Group President Tom Harty. “Looking ahead to the balance of fiscal 2016, we expect continued growth in advertising, operating profit and margins.”

For the first nine months of fiscal 2016, National Media Group operating profit was $91 million, compared to $78 million in the prior-year period. Excluding special items in both periods, operating profit increased 6 percent to $99 million. Revenues increased 6 percent to $807 million.

OTHER FINANCIAL INFORMATION

Total debt was $703 million, and the weighted average interest rate was 2.7 percent, with $400 million effectively fixed at low rates. Meredith’s debt-to-EBITDA ratio for the trailing 12 months was 2.3 to 1 (as defined in Meredith’s credit agreements). All metrics are as of March 31, 2016.

Meredith continues to focus on its successful Total Shareholder Return program. Key elements include:

•
An annualized dividend of $1.98 per share that’s yielding approximately 4 percent based on yesterday’s closing price. Meredith has paid dividends for 69 consecutive years and increased them for 23 years straight.

•	An ongoing share repurchase program with $89 million remaining under current authorizations.

•	Strategic investments to scale the business and increase shareholder value.

All earnings per share figures in the text of this release are diluted. Both basic and diluted earnings per share can be found in the attached Condensed Consolidated Statements of Earnings. All fiscal 2016 third-quarter comparisons are against the comparable prior-year period unless otherwise stated.

OUTLOOK

Looking at the fourth quarter of fiscal 2016 compared to the prior-year period, Meredith expects:

•	Total Company revenues to be up in the low- to mid-single digits.

•	Total Local Media Group revenues to be up in the mid- to high-single digits.

•	Total National Media Group revenues to be flat to up slightly.

•	Earnings per share to range from $1.01 to $1.06.

When adding 2016 fourth quarter expected results to the $2.24 (before special items) generated in the first nine months, Meredith expects fiscal 2016 full year earnings per share to range from $3.25 to $3.30, an increase from the original fiscal 2016 guidance range of $2.90 to $3.25 that Meredith provided on July 30, 2015.

A number of uncertainties remain that may affect Meredith’s outlook as stated in this press release for the fourth quarter and full year fiscal 2016. These and other uncertainties are referenced below under “Cautionary Statement Regarding Forward-Looking Statements” and in certain filings with the U.S. Securities and Exchange Commission.

CONFERENCE CALL WEBCAST

Meredith will host a conference call on April 28, 2016, at 11 a.m. EDT to discuss fiscal 2016 third-quarter results. A live webcast will be accessible to the public on the Company’s website, www.meredith.com, and a replay will be available for two weeks. A transcript will be available within 48 hours of the call at www.meredith.com.

RATIONALE FOR USE AND ACCESS TO NON-GAAP RESULTS

Management uses and presents GAAP and non-GAAP results to evaluate and communicate its performance. Non-GAAP measures should not be construed as alternatives to GAAP measures. EBITDA, adjusted EBITDA, EBITDA margin and adjusted EBITDA margin are common supplemental measures of performance used by investors and financial analysts. Management believes that EBITDA provides an additional analytical tool to clarify the Company’s results from core operations and delineate underlying trends. Management does not use EBITDA as a measure of liquidity or funds available for management’s discretionary use because it includes certain contractual and non-discretionary expenditures. Adjusted EBITDA is defined as EBITDA before special items.

Results excluding special items are supplemental non-GAAP financial measures. While these adjusted results are not a substitute for reported results under GAAP, management believes this information is useful as an aid in better understanding Meredith’s current performance, performance trends and financial condition. Reconciliations of non-GAAP to GAAP measures are attached to this press release and available at www.meredith.com.

SAFE HARBOR

This release contains certain forward-looking statements that are subject to risks and uncertainties. These statements are based on management’s current knowledge and estimates of factors affecting the Company and its operations. Statements in this release that are forward-looking include, but are not limited to, the Company’s revenue and earnings-per-share outlook for fourth-quarter and full-year fiscal 2016.

Actual results may differ materially from those currently anticipated. Factors that could adversely affect future results include, but are not limited to, downturns in national and/or local economies; a softening of the domestic advertising market; world, national or local events that could disrupt broadcast television; increased consolidation among major advertisers or other events depressing the level of advertising spending; the unexpected loss or insolvency of one or more major clients or vendors; the integration of acquired businesses; changes in consumer reading, purchasing and/or television viewing patterns; increases in paper, postage, printing, syndicated programming or other costs; changes in television network affiliation agreements; technological developments affecting products or methods of distribution; changes in government regulations affecting the Company’s industries; increases in interest rates; and the consequences of acquisitions and/or dispositions. The Company undertakes no obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise.

ABOUT MEREDITH CORPORATION

Meredith Corporation (NYSE: MDP; www.meredith.com) has been committed to service journalism for more than 110 years. Today, Meredith uses multiple distribution platforms - including broadcast television, print, digital, mobile and video - to provide consumers with content they desire and to deliver the messages of its advertising and marketing partners.

Meredith's Local Media Group includes 17 owned or operated television stations reaching 11 percent of U.S. households. Meredith's portfolio is concentrated in large, fast-growing markets, with seven stations in the nation's Top 25 - including Atlanta, Phoenix, St. Louis and Portland - and 13 in Top 50 markets. Meredith's stations produce over 650 hours of local news and entertainment content each week, and operate leading local digital destinations.

Meredith's National Media Group reaches 100 million unduplicated women every month, including nearly 75 percent of U.S. millennial women. Meredith is the leader in creating and distributing content across platforms in key consumer interest areas such as food, home, parenting and health through well-known brands such as Better Homes and Gardens, Allrecipes, Parents and Shape. Meredith also features robust brand licensing activities, including more than 3,000 SKUs of branded products at 4,000 Walmart stores across the U.S. Meredith Xcelerated Marketing is a leader at developing and delivering custom content and customer relationship marketing programs for many of the world’s top brands, including Kraft, Lowe's and NBC Universal.

Meredith’s balanced portfolio consistently generates substantial free cash flow, and the Company is committed to growing Total Shareholder Return through dividend payments, share repurchases and strategic business investments. Meredith’s current annualized dividend of $1.98 per share yields approximately 4 percent. Meredith has paid a dividend for 69 straight years and increased it for 23 consecutive years.

-- # # # # --

Shareholder/Financial Analyst Contact:	Media Contact:
Mike Lovell	Art Slusark
Director of Investor Relations	Chief Communications Officer
Phone: (515) 284-3622	Phone: (515) 284-3404
E-mail: Mike.Lovell@meredith.com	E-mail: Art.Slusark@meredith.com

Meredith Corporation and Subsidiaries
Condensed Consolidated Statements of Earnings (Unaudited)

	Three Months		Nine Months
Periods ended March 31,	2016	2015	2016	2015
(In thousands except per share data)
Revenues
Advertising	$222,402	$206,010	$682,643	$665,463
Circulation	96,619	96,037	235,145	221,390
All other	103,750	96,132	296,062	281,415
Total revenues	422,771	398,179	1,213,850	1,168,268
Operating expenses
Production, distribution, and editorial	156,739	154,448	460,982	436,618
Selling, general, and administrative	183,045	182,015	534,567	521,143
Depreciation and amortization	14,613	14,610	44,679	41,687
Merger termination fee net of merger-related costs	(59,664)	—	(43,541)	—
Total operating expenses	294,733	351,073	996,687	999,448
Income from operations	128,038	47,106	217,163	168,820
Interest expense, net	(5,104)	(5,179)	(15,682)	(14,206)
Earnings before income taxes	122,934	41,927	201,481	154,614
Income taxes	(42,030)	(16,671)	(77,029)	(60,402)
Net earnings	$80,904	$25,256	$124,452	$94,212

Basic earnings per share	$1.81	$0.57	$2.79	$2.12
Basic average shares outstanding	44,617	44,549	44,623	44,497

Diluted earnings per share	$1.79	$0.56	$2.74	$2.08
Diluted average shares outstanding	45,298	45,387	45,344	45,289

Dividends paid per share	$0.4950	$0.4575	$1.4100	$1.3225

Meredith Corporation and Subsidiaries
Segment Information (Unaudited)

	Three Months		Nine Months
Periods ended March 31,	2016	2015	2016	2015
(In thousands)
Revenues
National media
Advertising	$125,845	$117,979	$390,301	$359,985
Circulation	96,619	96,037	235,145	221,390
Other revenues	59,379	61,282	181,123	182,630
Total national media	281,843	275,298	806,569	764,005
Local media
Non-political advertising	90,939	87,752	283,806	262,914
Political advertising	5,618	279	8,536	42,564
Other revenues	44,371	34,850	114,939	98,785
Total local media	140,928	122,881	407,281	404,263
Total revenues	$422,771	$398,179	$1,213,850	$1,168,268

Operating profit
National media	$34,781	$23,460	$91,167	$78,462
Local media	46,150	31,420	115,918	122,718
Unallocated corporate	47,107	(7,774)	10,078	(32,360)
Income from operations	$128,038	$47,106	$217,163	$168,820

Depreciation and amortization
National media	$4,663	$4,369	$14,061	$11,481
Local media	9,425	9,816	29,019	28,926
Unallocated corporate	525	425	1,599	1,280
Total depreciation and amortization	$14,613	$14,610	$44,679	$41,687

EBITDA [1]
National media	$39,444	$27,829	$105,228	$89,943
Local media	55,575	41,236	144,937	151,644
Unallocated corporate	47,632	(7,349)	11,677	(31,080)
Total EBITDA [1]	$142,651	$61,716	$261,842	$210,507

1 EBITDA is net earnings before interest, taxes, depreciation, and amortization.

Meredith Corporation and Subsidiaries
Condensed Consolidated Balance Sheets (Unaudited)

Assets	March 31, 2016	June 30, 2015
(In thousands)
Current assets
Cash and cash equivalents	$17,249	$22,833
Accounts receivable, net	281,317	284,646
Inventories	23,954	24,681
Current portion of subscription acquisition costs	132,444	122,350
Current portion of broadcast rights	7,872	4,516
Other current assets	25,762	23,505
Total current assets	488,598	482,531
Property, plant, and equipment	526,611	527,622
Less accumulated depreciation	(331,298)	(313,886)
Net property, plant, and equipment	195,313	213,736
Subscription acquisition costs	99,116	103,842
Broadcast rights	4,922	1,795
Other assets	78,092	67,750
Intangible assets, net	957,779	972,382
Goodwill	1,000,078	1,001,246
Total assets	$2,823,898	$2,843,282

Liabilities and Shareholders’ Equity
Current liabilities
Current portion of long-term debt	$71,875	$62,500
Current portion of long-term broadcast rights payable	8,275	4,776
Accounts payable	71,202	93,944
Accrued expenses and other liabilities	152,052	163,655
Current portion of unearned subscription revenues	206,215	206,126
Total current liabilities	509,619	531,001
Long-term debt	631,250	732,500
Long-term broadcast rights payable	6,039	2,998
Unearned subscription revenues	138,741	151,221
Deferred income taxes	358,741	311,645
Other noncurrent liabilities	162,118	162,067
Total liabilities	1,806,508	1,891,432
Shareholders’ equity
Common stock	37,620	37,657
Class B stock	6,934	6,963
Additional paid-in capital	56,510	49,019
Retained earnings	931,576	870,859
Accumulated other comprehensive loss	(15,250)	(12,648)
Total shareholders’ equity	1,017,390	951,850
Total liabilities and shareholders’ equity	$2,823,898	$2,843,282

Meredith Corporation and Subsidiaries
Condensed Consolidated Statements of Cash Flows (Unaudited)

Nine months ended March 31,	2016	2015
(In thousands)
Net cash provided by operating activities	$173,620	$123,295

Cash flows from investing activities
Acquisitions of and investments in businesses	(8,186)	(254,965)
Additions to property, plant, and equipment	(13,385)	(19,997)
Proceeds from disposition of assets	1,767	83,434
Net cash used in investing activities	(19,804)	(191,528)

Cash flows from financing activities
Proceeds from issuance of long-term debt	167,500	420,000
Repayments of long-term debt	(259,375)	(309,375)
Dividends paid	(63,735)	(59,390)
Purchases of Company stock	(13,390)	(41,957)
Proceeds from common stock issued	8,253	35,472
Excess tax benefits from share-based payments	2,303	6,790
Other	(956)	(236)
Net cash provided by (used in) financing activities	(159,400)	51,304
Net decrease in cash and cash equivalents	(5,584)	(16,929)
Cash and cash equivalents at beginning of period	22,833	36,587
Cash and cash equivalents at end of period	$17,249	$19,658

Table 1
Meredith Corporation and Subsidiaries
Supplemental Disclosures Regarding Non-GAAP Financial Measures

Special Items - The following table shows results of operations excluding special items and as reported with the difference being the special items. Results of operations excluding special items are non-GAAP measures. Management’s rationale for presenting non-GAAP measures is included in the text of this earnings release.

Three months ended March 31, 2016	National Media	Local Media	Unallocated Corporate	Total
(In thousands except per share data)
Operating profit excluding special items (non-GAAP)	$38,403	$46,150	$(12,557)	$71,996
Special items
Merger termination fee net of merger-related costs	—	—	59,664	59,664
Severance and related benefit costs	(3,021)	—	—	(3,021)
Write-down of impaired assets	(535)	—	—	(535)
Other	(66)	—	—	(66)
Total special items	(3,622)	—	59,664	56,042
Operating profit	$34,781	$46,150	$47,107	$128,038

Earnings per share excluding special items (non-GAAP)				$0.92
Per share impact of current tax deductibility of prior quarters’ merger costs				0.10
Per share impact of special items of $56,042 ($34,466 after tax)				0.77
Diluted earnings per share				$1.79

Nine months ended March 31, 2016	National Media	Local Media	Unallocated Corporate	Total
(In thousands except per share data)
Operating profit excluding special items (non-GAAP)	$98,523	$114,980	$(33,463)	$180,040
Special items
Merger termination fee net of merger-related costs	—	—	43,541	43,541
Severance and related benefits costs	(7,269)	(132)	—	(7,401)
Reversal of previously accrued restructuring costs	514	1,070	—	1,584
Write-down of impaired assets	(535)	—	—	(535)
Other	(66)	—	—	(66)
Total special items	(7,356)	938	43,541	37,123
Operating profit	$91,167	$115,918	$10,078	$217,163

Earnings per share excluding special items (non-GAAP)				$2.24
Per share impact of current tax deductibility of prior quarters’ merger costs				0.10
Per share impact of special items of $37,123 ($18,133 after tax)				0.40
Diluted earnings per share				$2.74

Table 2
Meredith Corporation and Subsidiaries
Supplemental Disclosures Regarding Non-GAAP Financial Measures

Special Items - The following table shows diluted earnings per share excluding special items and as reported with the difference being the special items. Diluted earnings per share excluding special items is a non-GAAP measure. Management’s rationale for presenting non-GAAP measures is included in the text of this earnings release.

Three months ended March 31, 2015	National Media	Local Media	Unallocated Corporate	Total
(In thousands except per share data)
Operating profit excluding special items (non-GAAP)	$33,571	$32,076	$(7,268)	$58,379
Special items
Severance and related benefit costs	(8,234)	(656)	(506)	(9,396)
Write-down of impaired assets	(1,692)	—	—	(1,692)
Acquisition and disposal transaction costs	(115)	—	—	(115)
Other	(70)	—	—	(70)
Total special items	(10,111)	(656)	(506)	(11,273)
Operating profit	$23,460	$31,420	$(7,774)	$47,106

Earnings per share excluding special items (non-GAAP)				$0.71
Per share impact of special items				(0.15)
Diluted earnings per share				$0.56

Nine months ended March 31, 2015	National Media	Local Media	Unallocated Corporate	Total
(In thousands except per share data)
Operating profit excluding special items (non-GAAP)	$92,641	$128,763	$(31,854)	$189,550
Special items
Severance and related benefit costs	(11,853)	(2,311)	(506)	(14,670)
Write-down of impaired assets	(1,692)	(1,259)	—	(2,951)
Acquisition and disposal transaction costs	(564)	(2,284)	—	(2,848)
Other	(70)	(191)	—	(261)
Total special items	(14,179)	(6,045)	(506)	(20,730)
Operating profit	$78,462	$122,718	$(32,360)	$168,820

Earnings per share excluding special items (non-GAAP)				$2.36
Per share impact of special items				(0.28)
Diluted earnings per share				$2.08

Table 3
Meredith Corporation and Subsidiaries
Supplemental Disclosures Regarding Non-GAAP Financial Measures

EBITDA
Consolidated EBITDA, which is reconciled to net earnings in the following tables, is defined as net earnings before interest, taxes, depreciation, and amortization.
Segment EBITDA is a measure of segment earnings before depreciation and amortization.
Segment EBITDA margin is defined as segment EBITDA divided by segment revenues.

Adjusted EBITDA
Consolidated adjusted EBITDA, which is reconciled to net earnings in the following tables, is defined as net earnings before interest, taxes, depreciation, amortization, and special items.
Segment adjusted EBITDA is a measure of segment earnings before depreciation, amortization, and special items.
Segment adjusted EBITDA margin is defined as segment adjusted EBITDA divided by segment revenues.

Three months ended March 31, 2016	National Media	Local Media	Unallocated Corporate	Total
(In thousands)
Revenues	$281,843	$140,928	$—	$422,771

Operating profit	$34,781	$46,150	$47,107	$128,038
Depreciation and amortization	4,663	9,425	525	14,613
EBITDA	39,444	55,575	47,632	142,651
Special items
Merger termination fee net of merger-related costs	—	—	(59,664)	(59,664)
Severance and related benefit costs	3,021	—	—	3,021
Write-down of impaired assets	535	—	—	535
Other	66	—	—	66
Total special items	3,622	—	(59,664)	(56,042)
Adjusted EBITDA	$43,066	$55,575	$(12,032)	86,609
Less
Depreciation and amortization				(14,613)
Special items				56,042
Net interest expense				(5,104)
Income taxes				(42,030)
Net earnings				$80,904

Segment EBITDA margin	14.0%	39.4%
Segment adjusted EBITDA margin	15.3%	39.4%

Nine months ended March 31, 2016	National Media	Local Media	Unallocated Corporate	Total
(In thousands)
Revenues	$806,569	$407,281	$—	$1,213,850

Operating profit	$91,167	$115,918	$10,078	$217,163
Depreciation and amortization	14,061	29,019	1,599	44,679
EBITDA	105,228	144,937	11,677	261,842
Special items
Merger termination fee net of merger-related costs	—	—	(43,541)	(43,541)
Severance and related benefit costs	7,269	132	—	7,401
Reversal of previously accrued restructuring costs	(514)	(1,070)	—	(1,584)
Write-down of impaired assets	535	—	—	535
Other	66	—	—	66
Total special items	7,356	(938)	(43,541)	(37,123)
Adjusted EBITDA	$112,584	$143,999	$(31,864)	224,719
Less
Depreciation and amortization				(44,679)
Special items				37,123
Net interest expense				(15,682)
Income taxes				(77,029)
Net earnings				$124,452

Segment EBITDA margin	13.0%	35.6%
Segment adjusted EBITDA margin	14.0%	35.4%

Table 4
Meredith Corporation and Subsidiaries
Supplemental Disclosures Regarding Non-GAAP Financial Measures

EBITDA
Consolidated EBITDA, which is reconciled to net earnings in the following tables, is defined as net earnings before interest, taxes, depreciation, and amortization.
Segment EBITDA is a measure of segment earnings before depreciation and amortization.
Segment EBITDA margin is defined as segment EBITDA divided by segment revenues.

Adjusted EBITDA
Consolidated adjusted EBITDA, which is reconciled to net earnings in the following tables, is defined as net earnings before interest, taxes, depreciation, amortization, and special items.
Segment adjusted EBITDA is a measure of segment earnings before depreciation, amortization, and special items.
Segment adjusted EBITDA margin is defined as segment adjusted EBITDA divided by segment revenues.

Three months ended March 31, 2015	National Media	Local Media	Unallocated Corporate	Total
(In thousands)
Revenues	$275,298	$122,881	$—	$398,179

Operating profit	$23,460	$31,420	$(7,774)	$47,106
Depreciation and amortization	4,369	9,816	425	14,610
EBITDA	27,829	41,236	(7,349)	61,716
Special items
Severance and related benefit costs	8,234	656	506	9,396
Write-down of impaired assets	1,692	—	—	1,692
Acquisition and disposal transaction costs	115	—	—	115
Other	70	—	—	70
Total special items	10,111	656	506	11,273
Adjusted EBITDA	$37,940	$41,892	$(6,843)	72,989
Less
Depreciation and amortization				(14,610)
Special items				(11,273)
Net interest expense				(5,179)
Income taxes				(16,671)
Net earnings				$25,256

Segment EBITDA margin	10.1%	33.6%
Segment adjusted EBITDA margin	13.8%	34.1%

Nine months ended March 31, 2015	National Media	Local Media	Unallocated Corporate	Total
(In thousands)
Revenues	$764,005	$404,263	$—	$1,168,268

Operating profit	$78,462	$122,718	$(32,360)	$168,820
Depreciation and amortization	11,481	28,926	1,280	41,687
EBITDA	89,943	151,644	(31,080)	210,507
Special items
Severance and related benefit costs	11,853	2,311	506	14,670
Write-down of impaired assets	1,692	—	—	1,692
Acquisition and disposal transaction costs	564	2,284	—	2,848
Other	70	191	—	261
Total special items	14,179	4,786	506	19,471
Adjusted EBITDA	$104,122	$156,430	$(30,574)	229,978
Less
Depreciation and amortization				(41,687)
Special items				(19,471)
Net interest expense				(14,206)
Income taxes				(60,402)
Net earnings				$94,212

Segment EBITDA margin	11.8%	37.5%
Segment adjusted EBITDA margin	13.6%	38.7%